Exhibit 99.1

FOR IMMEDIATE RELEASE

Lantronix Reports Fourth Quarter and Fiscal 2016 Financial Results

--Company Reports $10.5M in Net Revenue--

Irvine, Calif., August 23, 2016 – Lantronix, Inc. (the “Company”) (NASDAQ: LTRX) a global provider of secure data access and management solutions for Internet of Things (IoT) and information technology (IT) assets, today reported results for its fourth quarter and fiscal year for the period ended June 30, 2016.

Financial Highlights for Fourth Fiscal Quarter

•	Net revenue of $10.5 million
•	Gross profit margin of 47.0%
•	GAAP net loss of $247,000 or $0.02 per share
•	Non-GAAP net income of $121,000 or $0.01 per share
•	Cash and cash equivalents of $6.0 million

Operational and Product Highlights:

▪	During the fourth quarter of fiscal 2016, sales of the company’s SLC 8000 advanced console manager increased by more than 200% over the same period in fiscal 2015, and grew by 22% sequentially from the third quarter of fiscal 2016.

▪	In June, the company announced that Martin Hale Jr., founder and CEO of Hale Capital Partners, was appointed to its board of directors as an independent director. Hale currently serves as a director of FalconStor Software and he has previously served as a director of several other public technology companies.

▪	In July, the company announced the opening of a new IoT software lab in Hyderabad, India.

▪	Most recently, the company announced the launch of the Lantronix SmartAdvantage program, a new marketing program designed to give significant incentives and discounts for approved resellers to market and sell the Lantronix SLC 8000 and related IT management products.

“Our results for the fourth quarter reflect the continued progress we are making in driving operational excellence, establishing a clear product focus, and getting the right team in place to execute our plan,” said Jeffrey Benck, Lantronix president and CEO. “As we enter fiscal year 2017, we are focused on one mission: delivering secure data access and management solutions for IoT and IT assets, which we believe will allow us to capture more of the opportunity that the IoT market represents.”

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Financial Results for Fourth Quarter of Fiscal Year 2016

Net revenue was $10.5 million for the fourth quarter of fiscal 2016, compared with $10.2 million for the fourth quarter of fiscal 2015, and $10.0 million for the third quarter of fiscal 2016.

Gross profit margin was 47.0% for the fourth quarter of fiscal 2016, compared to 47.1% for the fourth quarter of fiscal 2015, and 48.0% for the third quarter of fiscal 2016.

Operating expenses were $5.2 million for the fourth quarter of fiscal 2016, compared with $5.8 million for the fourth quarter of fiscal 2015 and $5.2 million for the third quarter of fiscal 2016.

GAAP net loss for the fourth quarter of fiscal 2016 was $247,000, or $0.02 per share, compared with GAAP net loss of $1.0 million, or $0.07 per share for the fourth quarter of fiscal 2015 and GAAP net loss of $456,000, or $0.03 per share for the third quarter of fiscal 2016.

Non-GAAP net income for the fourth quarter of fiscal 2016 was $121,000, or $0.01 per share, compared with non-GAAP net loss of $575,000, or $0.04 per share for the fourth quarter of fiscal 2015 and non-GAAP net income of $189,000, or $0.01 per share for the third quarter of fiscal 2016. For additional information regarding our non-GAAP results, see “Discussion of Non-GAAP Financial Measures” below.

Financial Results for Fiscal Year 2016

Net revenue was $40.6 million for the fiscal year ended June 30, 2016, compared with $42.9 million for the fiscal year ended June 30, 2015. The 5% decline in total net revenue was primarily due to an 11% decline in Legacy Product sales, which was partially offset by 27% growth in New Product sales.

GAAP net loss was $2.0 million, or $0.13 per share for the fiscal year ended June 30, 2016, compared with GAAP net loss of $2.8 million, or $0.19 per share for the fiscal year ended June 30, 2015.

Non-GAAP net income was $238,000, or $0.02 per share, for the fiscal year ended June 30, 2016, compared with non-GAAP net loss of $767,000, or $0.05 per share, for the fiscal year ended June 30, 2015.

Cash and cash equivalents were $6.0 million as of June 30, 2016 compared with $5.0 million as of June 30, 2015. Increase in cash was primarily related to a $2.0 million equity investment from Hale Capital Partners in June and a $2.9 million reduction in net inventory.

Conference Call and Webcast

Lantronix will host an investor conference call with a simultaneous audio webcast today at 2:00 p.m. Pacific Time (5:00 p.m. Eastern Time) to discuss its fourth quarter and fiscal 2016 results. To access the live conference call, investors should dial 1-844-802-2442 (US) or 1-412-317-5135 (international) and indicate that they are participating in the Lantronix Fourth Quarter and FY 2016 call. The webcast will be available simultaneously via the investor relations section of the Company’s website at www.lantronix.com.

Investors can access a replay of the conference call starting at approximately 5:00 p.m. Pacific Time today at www.lantronix.com. A telephonic replay will also be available through August 30, 2016 by dialing 1-877-344-7529 (US) or 1-412-317-0088 (international) and entering passcode 10091231.

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About Lantronix

Lantronix, Inc. (the “Company,” “Lantronix,” “we,” “our,” or “us”) is a global provider of secure data access and management solutions for Internet of Things (IoT) and information technology (IT) assets. Our mission is to be the leading supplier of IoT gateways that enable companies to dramatically simplify the creation, deployment, and management of IoT projects while providing secure access to data for applications and people.

With more than two decades of experience in creating robust machine to machine (M2M) technologies, Lantronix is an innovator in enabling our customers to build new business models and realize the possibilities of the Internet of Things. Our connectivity solutions are deployed inside millions of machines serving a wide range of industries, including data center, medical, security, industrial, transportation, retail, financial, environmental and government.

Lantronix is headquartered in Irvine, California, with offices in Europe and Asia. For more information, visit www.lantronix.com.

Learn more at the Lantronix blog, www.lantronix.com/blog, featuring industry discussion and updates. To follow Lantronix on Twitter, please visit www.twitter.com/Lantronix. View our video library on YouTube at www.youtube.com/user/LantronixInc or connect with us on LinkedIn at www.linkedin.com/company/lantronix.

Discussion of Non-GAAP Financial Measures

Lantronix believes that the presentation of non-GAAP financial information, when presented in conjunction with the corresponding GAAP measures, provides important supplemental information to management and investors regarding financial and business trends relating to the Company's financial condition and results of operations. The non-GAAP financial measures disclosed by the Company should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and the financial results calculated in accordance with GAAP and reconciliations of the non-GAAP financial measures to the financial measures calculated in accordance with GAAP should be carefully evaluated. The non-GAAP financial measures used by the Company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies. The Company has provided reconciliations of the non-GAAP financial measures to the most directly comparable GAAP financial measures. Management believes that non-GAAP net income (loss) and non-GAAP net income (loss) per share are important measures of the Company’s business. Management uses the aforementioned non-GAAP measures to monitor and evaluate ongoing operating results and trends to gain an understanding of our comparative operating performance.

Non-GAAP net income (loss) consists of net income (loss) excluding (i) non-GAAP adjustments to operating expenses, (ii) interest income (expense), (iii) other income (expense), (iv) income tax provision (benefit), and (v) severance and restructuring charges.

Non-GAAP net income (loss) per share is calculated by dividing non-GAAP net income (loss) by non-GAAP weighted-average shares outstanding (diluted). For purposes of calculating non-GAAP net income (loss) per share, the calculation of GAAP weighted-average shares outstanding (diluted) is adjusted to exclude share-based compensation, which for GAAP purposes is treated as proceeds assumed to be used to repurchase shares under the GAAP treasury stock method.

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Forward-Looking Statements

This news release contains forward-looking statements, including statements concerning our sales expansion efforts, our relationships with certain customers, and our projected operating and financial performance. These forward-looking statements are intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. We have based our forward-looking statements on our current expectations and projections about trends affecting our business and industry and other future events. Although we do not make forward-looking statements unless we believe we have a reasonable basis for doing so, we cannot guarantee their accuracy. Forward-looking statements are subject to substantial risks and uncertainties that could cause our results or experiences, or future business, financial condition, results of operations or performance, to differ materially from our historical results or those expressed or implied in any forward-looking statement contained in this news release. Some of the risks and uncertainties that may cause actual results to differ from those expressed or implied in the forward-looking statements are described in “Risk Factors” in our Annual Report on Form 10-K filed with the Securities and Exchange Commission, or SEC, as well as in our other filings with the SEC. In addition, actual results may differ as a result of additional risks and uncertainties of which we are currently unaware or which we do not currently view as material to our business. For these reasons, investors are cautioned not to place undue reliance on any forward-looking statements. The forward-looking statements we make speak only as of the date on which they are made. We expressly disclaim any intent or obligation to update any forward-looking statements after the date hereof to conform such statements to actual results or to changes in our opinions or expectations, except as required by applicable law or the rules of the NASDAQ Stock Market, LLC. If we do update or correct any forward-looking statements, investors should not conclude that we will make additional updates or corrections.

Investor Relations Contacts:

Jeremy Whitaker

Chief Financial Officer

949-453-3990

E.E. Wang

Director, Corporate Marketing and Investor Relations

investors@lantronix.com

949-614-5879

© 2016 Lantronix, Inc. All rights reserved. Lantronix is a registered trademark, and SLC is a trademark, of Lantronix, Inc. All other trademarks and trade names are the property of their respective holders.

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LANTRONIX, INC.

Unaudited Consolidated Balance Sheets

(In thousands, except  share and par value data)

	June 30,	June 30,
	2016	2015

Assets
Current Assets:
Cash and cash equivalents	$5,962	$4,989
Accounts receivable (net of allowance for doubtful accounts of $37 and $45 at June 30, 2016 and 2015, respectively)	3,164	2,658
Inventories, net	6,584	9,503
Contract manufacturers' receivable	369	369
Prepaid expenses and other current assets	580	400
Total current assets	16,659	17,919

Property and equipment, net	1,569	1,471
Goodwill	9,488	9,488
Other assets	63	93
Total assets	$27,779	$28,971

Liabilities and stockholders' equity
Current Liabilities:
Accounts payable	$2,721	$3,633
Line of credit	–	700
Accrued payroll and related expenses	1,817	1,685
Warranty reserve	138	163
Other current liabilities	2,922	3,849
Total current liabilities	7,598	10,030
Long-term capital lease obligations	116	152
Other non-current liabilities	347	80
Total liabilities	8,061	10,262

Commitments and contingencies

Stockholders' equity:
Preferred stock, $0.0001 par value; 5,000,000 shares authorized; none issued and outstanding	–	–
Common stock, $0.0001 par value; 100,000,000 shares authorized; 17,253,799 and 15,089,720 shares issued and outstanding at June 30, 2016 and 2015, respectively	2	2
Additional paid-in capital	209,297	206,326
Accumulated deficit	(189,952)	(187,990)
Accumulated other comprehensive income	371	371
Total stockholders' equity	19,718	18,709
Total liabilities and stockholders' equity	$27,779	$28,971

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LANTRONIX, INC.

Unaudited Consolidated Statements of Operations

(In thousands, except per share data)

	Three Months Ended			Years Ended
	June 30,	March 31,	June 30,	June 30,
	2016	2016	2015	2016	2015

Net revenue (1)	$10,515	$9,964	$10,231	$40,592	$42,946
Cost of revenue	5,571	5,186	5,411	21,214	22,648
Gross profit	4,944	4,778	4,820	19,378	20,298
Operating expenses:
Selling, general and administrative	3,388	3,469	4,060	14,396	16,041
Research and development	1,779	1,744	1,778	6,910	6,923
Total operating expenses	5,167	5,213	5,838	21,306	22,964
Loss from operations	(223)	(435)	(1,018)	(1,928)	(2,666)
Interest expense, net	(9)	(8)	(5)	(32)	(17)
Other income (expense), net	14	–	(5)	61	(30)
Loss before income taxes	(218)	(443)	(1,028)	(1,899)	(2,713)
Provision for income taxes	29	13	10	63	58
Net loss	$(247)	$(456)	$(1,038)	$(1,962)	$(2,771)

Net loss per share (basic and diluted)	$(0.02)	$(0.03)	$(0.07)	$(0.13)	$(0.19)

Weighted average shares (basic and diluted)	15,554	15,225	15,012	15,260	14,904

Net revenue from related parties	$–	$–	$79	$113	$298

(1) Includes net revenue from related parties

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LANTRONIX, INC.

Unaudited Reconciliation of Non-GAAP Adjustments

(In thousands, except per share data)

	Three Months Ended			Years Ended
	June 30,	March 31,	June 30,	June 30,
	2016	2016	2015	2016	2015

GAAP net loss	$(247)	$(456)	$(1,038)	$(1,962)	$(2,771)
Non-GAAP adjustments:
Cost of revenue:
Share-based compensation	11	14	16	63	69
Depreciation and amortization	84	120	140	477	571
Total adjustment to costs of revenue	95	134	156	540	640
Selling, general and administrative:
Share-based compensation	148	131	187	632	745
Employer portion of withholding taxes on stock grants	–	–	–	4	–
Depreciation and amortization	56	55	37	227	217
Total adjustments to selling, general and administrative	204	186	224	863	962
Research and development:
Share-based compensation	40	41	42	175	201
Employer portion of withholding taxes on stock grants	–	–	–	–	6
Depreciation and amortization	5	16	21	55	90
Total adjustments to research and development	45	57	63	230	297
Severance charges	–	–	–	286	–
Restructuring charges	–	247	–	247	–
Total non-GAAP adjustments to operating expenses	249	490	287	1,626	1,259
Interest expense, net	9	8	5	32	17
Other (income) expense, net	(14)	–	5	(61)	30
Provision for income taxes	29	13	10	63	58
Total Non-GAAP adjustments	368	645	463	2,200	2,004
Non-GAAP net income (loss)	$121	$189	$(575)	$238	$(767)

Non-GAAP net income (loss) per share (diluted)	$0.01	$0.01	$(0.04)	$0.02	$(0.05)

Denominator for GAAP net income (loss) per share (diluted)	15,554	15,225	15,012	15,260	14,904
Non-GAAP adjustment	336	88	–	157	–
Denominator for non-GAAP net income (loss) per share (diluted)	15,890	15,313	15,012	15,417	14,904

GAAP operating expenses	$5,167	$5,213	$5,838	$21,306	$22,964
Non-GAAP adjustments to operating expenses	(249)	(490)	(287)	(1,626)	(1,259)
Non-GAAP operating expenses	$4,918	$4,723	$5,551	$19,680	$21,705

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To more closely align the categorization of our product lines with how we position them in the marketplace, we have reorganized our products and solutions into three product lines: IoT, IT Management and Other. Until this recent change, we had organized our products and solutions into two product lines: IoT Modules and Enterprise Solutions. In addition, we had defined “New Products” as those that had been released since the start of the second quarter of the fiscal year ended June 30, 2012; all other products had been referred to as “Legacy Products.”

LANTRONIX, INC.

Unaudited Net Revenues by Product Line and Region

(In thousands)

	Three Months Ended			Years Ended
	June 30, 2016	March 31, 2016	June 30, 2015	June 30, 2016	June 30, 2015
IoT	$8,029	$7,572	$7,649	$30,568	$32,067
IT Management	1,585	1,251	1,179	5,279	3,871
Other	901	1,141	1,403	4,745	7,008
	$10,515	$9,964	$10,231	$40,592	$42,946

	Three Months Ended			Years Ended
	June 30, 2016	March 31, 2016	June 30, 2015	June 30, 2016	June 30, 2015
Americas	$5,305	$5,025	$5,603	$20,643	$23,178
EMEA	3,304	3,190	3,012	13,135	12,933
Asia Pacific Japan	1,906	1,749	1,616	6,814	6,835
	$10,515	$9,964	$10,231	$40,592	$42,946

For comparative purposes, the following tables present our product line categorizations prior to our decision to reorganize how we present this information during the fourth quarter of fiscal 2016. Going forward, we do not plan to disclose our net revenue by these categorizations.

	Three Months Ended			Years Ended
	June 30, 2016	March 31, 2016	June 30, 2015	June 30, 2016	June 30, 2015
IoT Modules	$5,379	$5,240	$5,075	$20,747	$21,230
Enterprise Solutions	5,136	4,724	5,156	19,845	21,716
	$10,515	$9,964	$10,231	$40,592	$42,946

	Three Months Ended			Years Ended
	June 30, 2016	March 31, 2016	June 30, 2015	June 30, 2016	June 30, 2015
New Products	$2,771	2,206	$1,747	$8,559	$6,762
Legacy Products	7,744	7,758	8,484	32,033	36,184
	$10,515	$9,964	$10,231	$40,592	$42,946

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